Exhibit 99.1
Asana Announces Fourth Quarter and Fiscal Year 2026 Results

Delivered Q4 revenue of $205.6 million, up 9% year over year

Expanded Q4 GAAP operating margin by over 17 percentage points and non-GAAP operating margin by 10 percentage points
Grew Q4 operating cash flow by 74% and adjusted free cash flow by 108% year over year
Board authorized an additional $160M for share repurchases, bringing total authorization available to approximately $200M

March 2, 2026 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), the system of action where humans and AI run work together, today reported financial results for its fourth quarter and fiscal year ended January 31, 2026.

“FY26 was a year of meaningful progress as we advanced Asana into a multi-product platform and strengthened our position as the foundational system of action layer for the Agentic Enterprise,” said Dan Rogers, Chief Executive Officer of Asana. “We exited Q4 with improving enterprise productivity, strong renewal performance, and rapid adoption of AI Studio. The expected launch of AI Teammates later this quarter marks the next phase of our AI platform, embedding agents directly into the coordinated flow of work. Our Work Graph, task-based system of action, and enterprise governance provide the persistent memory and accountability required to move agents from experimentation to trusted execution at scale.”
“In Q4, we delivered a 9 percent non-GAAP operating margin, representing a 10 percentage point improvement year-over-year, driven by continued productivity and efficiency gains across the organization, and saw continued improvement in NRR driven by strong retention among our largest customers and improving underlying usage trends,” said Sonalee Parekh, Chief Financial Officer of Asana. “Our strong foundation, combined with continued investment in our AI platform and other growth initiatives position us to drive durable, profitable growth and sustained margin expansion as we scale into the emerging Agentic Enterprise opportunity.”

Fourth Quarter Fiscal 2026 Financial Highlights

•Revenues: Revenues were $205.6 million, an increase of 9% year over year.
•Operating Income/Loss: GAAP operating loss was $34.0 million, or 17% of revenues, compared to GAAP operating loss of $63.6 million, or 34% of revenues, in the fourth quarter of fiscal 2025. Non-GAAP operating income was $18.2 million, or 9% of revenues, compared to non-GAAP operating loss of $1.7 million, or 1% of revenues, in the fourth quarter of fiscal 2025.
•Net Income/Loss: GAAP net loss was $32.2 million, compared to GAAP net loss of $62.3 million in the fourth quarter of fiscal 2025. GAAP net loss per share was $0.14, compared to GAAP net loss per share of $0.27 in the fourth quarter of fiscal 2025. Non-GAAP net income was $19.9 million, compared to non-GAAP net loss of $0.4 million in the fourth quarter of fiscal 2025. Non-GAAP diluted net income per share was $0.08, compared to non-GAAP net loss per share of $0.00 in the fourth quarter of fiscal 2025.
•Cash Flow: Cash flows from operating activities were $27.6 million, compared to $15.9 million in the fourth quarter of fiscal 2025. Adjusted free cash flow was $25.7 million, compared to $12.3 million in the fourth quarter of fiscal 2025.

Fiscal 2026 Financial Highlights

•Revenues: Revenues were $790.8 million, an increase of 9% year over year.
•Operating Income/Loss: GAAP operating loss was $197.3 million, or 25% of revenues, compared to GAAP operating loss of $266.7 million, or 37% of revenues,

Exhibit 99.1
in fiscal 2025. Non-GAAP operating income was $56.7 million, or 7% of revenues, compared to non-GAAP operating loss of $40.8 million, or 6% of revenues, in fiscal 2025.
•Net Income/Loss: GAAP net loss was $189.0 million, compared to GAAP net loss of $255.5 million in fiscal 2025. GAAP net loss per share was $0.80, compared to GAAP net loss per share of $1.11 in fiscal 2025. Non-GAAP net income was $65.0 million, compared to non-GAAP net loss of $29.6 million in fiscal 2025. Non-GAAP diluted net income per share was $0.27, compared to non-GAAP net loss per share of $0.13 in fiscal 2025.
•Cash Flow: Cash flows from operating activities were $90.4 million, compared to $14.9 million in fiscal 2025. Adjusted free cash flow was $84.5 million, compared to $2.6 million in fiscal 2025.

Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 25,928 in Q4, an increase of 8% year over year. Revenues from Core customers in Q4 grew 10% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q4 grew to 817, an increase of 13% year over year.
•Overall dollar-based net retention rate in Q4 was 96%.
•Dollar-based net retention rate for Core customers in Q4 was 97%.
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q4 was 96%.
•Announced Asana Gov, a FedRAMP-in-process platform that helps government agencies, regulated industries, and public sector partners manage complex programs, meet compliance standards, and collaborate securely.
•Appointed Prachi Gore as Chief Marketing Officer to execute on a marketing vision that positions Asana as a leader in the agentic enterprise.
•Expanded Asana integrations across multiple major AI platforms. This includes the Asana app in Claude which enables teams to turn brainstorms and conversations into structured work in Asana, complete with projects, portfolios, tasks, and owners.
•Introduced timesheets and budgets add-ons for teams to easily track time, manage costs, and allocate resources to ensure projects stay on track.
•Named as one of the fastest-growing technology companies in North America by the Deloitte 2025 Technology Fast 500™ list.

Additional Highlights
•Our Board of Directors increased our share repurchase authorization by $160 million. Asana has close to $200 million available for future repurchases under the program.
•Appointed Kevin Knieriem as Chief Revenue Officer to lead global revenue operations, bringing a proven track record of scaling enterprise SaaS businesses and aligning product-led and sales-led growth strategies.

Financial Outlook

For the first quarter of fiscal 2027, Asana expects:

•Revenues of $202.5 million to $204.5 million, representing year over year growth of 8.1% to 9.2%.
•Non-GAAP operating profit of $15 million to $17 million, with 7.4% to 8.3% non-GAAP operating margin.
•Non-GAAP net income per share of $0.07 to $0.08, assuming diluted weighted average shares outstanding of approximately 241 million.

Exhibit 99.1

For fiscal 2027, Asana expects:

•Revenues of $850 million to $858 million, representing year over year growth of 7.5% to 8.5%.
•Non-GAAP operating margin of at least 9.5%.
•Non-GAAP net income per share of $0.36 to $0.37, assuming diluted weighted average shares outstanding of approximately 243 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and fiscal year 2026 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, the expected benefits of AI Studio, including our expectations regarding revenue to be generated by AI Studio, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches and capabilities, our anticipated performance of new personnel, Asana’s outlook for the fiscal quarter ending April 30, 2026 and the full fiscal year ending January 31, 2027, Asana’s outlook for the expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially

Exhibit 99.1
from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross margin, operating income, operating income as a percentage of revenue, operating margin, net income, basic and diluted net income per share, adjusted free cash flow, and revenues adjusted for the impact of foreign currency are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes the following adjustments and exclusions from its non-GAAP financial measures are useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash expenses. Non-cash expenses include charges for impairment of long-lived assets. We believe the exclusion of certain non-cash items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.
•Restructuring related costs (benefits). These charges are associated with the re-alignment of our organization to meet business needs, top strategic priorities, and key growth opportunities. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business, to facilitate comparison of our results to those of peer companies, and to facilitate comparison over multiple periods.

Exhibit 99.1
•Revenues adjusted for the impact of foreign currency. Calculated by applying the comparative prior period average exchange rates to revenue recognized on invoices billed in currencies other than United States dollars in the current period. Asana provides revenues adjusted for the impact of foreign exchange rates as a framework for assessing how our underlying business performed from period to period, excluding the effects of foreign currency fluctuations. The growth rates for revenues adjusted for the impact of foreign currency are calculated by comparing the revenues adjusted for the impact of foreign currency in the current period to the GAAP revenue from the comparable prior period.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of adjusted free cash flow, which is defined as free cash flow plus costs paid related to restructuring. Asana believes adjusted free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that adjusted free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of adjusted free cash flow as compared to net cash from operating activities, including that adjusted free cash flow excludes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

Exhibit 99.1

About Asana
Asana is the system of action where humans and AI run work together so individuals work smarter, teams move faster, and organizations deliver results. Powered by the Work Graph® data model, Asana provides the context and governance that enables AI to operate inside real workflows across teams, processes, and systems. More than 180,000 organizations are building the Agentic Enterprise with Asana—including Accenture, Amazon, Anthropic, and Suzuki—connecting strategy to execution and delivering complex work at scale. Learn more at asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profile (@asana) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenues	$205,570	$188,334	$790,806	$723,876
Cost of revenues(1)	25,004	19,604	86,759	77,193
Gross profit	180,566	168,730	704,047	646,683
Operating expenses:
Research and development(1)	73,180	84,239	301,496	341,467
Sales and marketing(1)	100,191	102,261	406,952	419,950
General and administrative(1)	41,180	45,819	192,930	152,001
Total operating expenses	214,551	232,319	901,378	913,418
Loss from operations	(33,985)	(63,589)	(197,331)	(266,735)
Interest income and other income (expense), net	3,566	3,578	16,312	19,647
Interest expense	(793)	(852)	(3,148)	(3,683)
Loss before provision for income taxes	(31,212)	(60,863)	(184,167)	(250,771)
Provision for income taxes	1,001	1,436	4,857	4,765
Net loss	$(32,213)	$(62,299)	$(189,024)	$(255,536)
Net loss per share:
Basic and diluted	$(0.14)	$(0.27)	$(0.80)	$(1.11)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	238,355	231,380	236,823	229,472
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Cost of revenues	$523	$357	$1,803	$1,387
Research and development	24,724	27,081	106,174	115,953
Sales and marketing	11,606	15,986	58,089	64,320
General and administrative	12,923	7,145	48,777	29,611
Total stock-based compensation expense	$49,776	$50,569	$214,843	$211,271

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31, 2026	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$199,835	$184,728
Marketable securities	234,210	282,156
Restricted cash	418	136
Accounts receivable, net	110,312	87,567
Prepaid expenses and other current assets	48,573	46,154
Total current assets	593,348	600,741
Property and equipment, net	88,313	95,836
Operating lease right-of-use assets	133,422	166,545
Other assets	29,005	28,293
Total assets	$844,088	$891,415
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,822	$9,922
Accrued expenses and other current liabilities	123,716	83,031
Deferred revenue, current	333,636	300,798
Operating lease liabilities, current	24,846	22,066
Total current liabilities	501,020	415,817
Term loan, net	—	39,291
Deferred revenue, noncurrent	220	2,005
Operating lease liabilities, noncurrent	183,749	201,733
Other liabilities	4,982	5,046
Total liabilities	689,971	663,892
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,299,616	2,059,848
Accumulated other comprehensive income (loss)	4,205	(3,851)
Accumulated deficit	(2,149,706)	(1,828,476)
Total stockholders’ equity	154,117	227,523
Total liabilities and stockholders’ equity	$844,088	$891,415

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Cash flows from operating activities
Net loss	$(32,213)	$(62,299)	$(189,024)	$(255,536)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for expected credit losses	276	2,165	1,868	3,190
Depreciation and amortization	6,119	4,813	22,037	17,543
Amortization of deferred contract acquisition costs	7,044	6,718	27,849	25,907
Stock-based compensation expense	49,776	50,569	214,843	211,271
Net accretion of discount on marketable securities	(412)	(864)	(2,129)	(5,510)
Non-cash lease expense	4,577	4,439	18,265	17,967
Impairment of long-lived assets	—	6,785	30,716	6,785
Amortization of discount on revolving credit facility and term loan issuance costs	31	31	122	122
Changes in operating assets and liabilities:
Accounts receivable	(37,848)	(25,271)	(23,472)	(4,661)
Prepaid expenses and other current assets	(4,112)	(4,575)	(28,823)	(20,427)
Other assets	(1,192)	194	(631)	(4,400)
Accounts payable	4,708	(167)	7,317	4,443
Accrued expenses and other liabilities	8,244	18,012	3,408	6,604
Deferred revenue	28,727	20,661	31,053	31,581
Operating lease liabilities	(6,135)	(5,356)	(23,038)	(19,954)
Net cash provided by operating activities	27,590	15,855	90,361	14,925
Cash flows from investing activities
Purchases of marketable securities	(18,078)	(67,820)	(179,155)	(234,448)
Sales of marketable securities	23,436	—	23,436	—
Maturities of marketable securities	40,688	44,996	206,264	240,601
Purchases of property and equipment	(1,188)	(1,505)	(3,792)	(5,569)
Capitalized internal-use software costs	(2,226)	(2,011)	(9,587)	(6,713)
Net cash provided by (used in) investing activities	42,632	(26,340)	37,166	(6,129)
Cash flows from financing activities
Repayment of term loan	—	(625)	(3,750)	(2,500)
Repurchases of common stock	(58,023)	(4,485)	(132,206)	(78,354)
Proceeds from exercise of stock options	2,186	5,217	5,021	9,101
Proceeds from employee stock purchase plan	—	—	13,012	13,665
Taxes paid related to net share settlement of equity awards	—	—	—	(5)
Net cash (used in) provided by financing activities	(55,837)	107	(117,923)	(58,093)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	1,990	(1,846)	5,785	(2,502)
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,375	(12,224)	15,389	(51,799)
Cash, cash equivalents, and restricted cash
Beginning of period	183,878	197,088	184,864	236,663
End of period	$200,253	$184,864	$200,253	$184,864

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$180,566	$168,730	$704,047	$646,683
Plus: stock-based compensation and related employer payroll tax associated with RSUs	531	363	1,849	1,415
Non-GAAP gross profit	$181,097	$169,093	$705,896	$648,098
GAAP gross margin	87.8%	89.6%	89.0%	89.3%
Non-GAAP adjustments	0.3%	0.2%	0.3%	0.2%
Non-GAAP gross margin	88.1%	89.8%	89.3%	89.5%
Reconciliation of operating expenses
GAAP research and development	$73,180	$84,239	$301,496	$341,467
Less: stock-based compensation and related employer payroll tax associated with RSUs	(25,260)	(27,019)	(108,831)	(117,916)
Adjustment for: restructuring costs	(182)	(2,492)	(1,130)	(2,492)
Non-GAAP research and development	$47,738	$54,728	$191,535	$221,059
GAAP research and development as percentage of revenue	35.6%	44.7%	38.1%	47.2%
Non-GAAP research and development as percentage of revenue	23.2%	29.1%	24.2%	30.5%

GAAP sales and marketing	$100,191	$102,261	$406,952	$419,950
Less: stock-based compensation and related employer payroll tax associated with RSUs	(11,799)	(16,035)	(59,354)	(65,269)
Adjustment for: restructuring costs	(331)	(1,241)	(1,162)	(1,241)
Non-GAAP sales and marketing	$88,061	$84,985	$346,436	$353,440
GAAP sales and marketing as percentage of revenue	48.7%	54.3%	51.5%	58.0%
Non-GAAP sales and marketing as percentage of revenue	42.8%	45.1%	43.8%	48.8%

GAAP general and administrative	$41,180	$45,819	$192,930	$152,001
Less: stock-based compensation and related employer payroll tax associated with RSUs	(13,217)	(7,185)	(49,669)	(30,089)
Less: impairment of long-lived assets	—	(6,785)	(30,716)	(6,785)
Adjustment for: restructuring costs	(837)	(741)	(1,275)	(741)
Non-GAAP general and administrative	$27,126	$31,108	$111,270	$114,386
GAAP general and administrative as percentage of revenue	20.0%	24.3%	24.4%	21.0%
Non-GAAP general and administrative as percentage of revenue	13.2%	16.5%	14.1%	15.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(33,985)	$(63,589)	$(197,331)	$(266,735)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	50,807	50,602	219,703	214,689
Plus: impairment of long-lived assets	—	6,785	30,716	6,785
Adjustment for: restructuring costs	1,350	4,474	3,567	4,474
Non-GAAP income (loss) from operations	$18,172	$(1,728)	$56,655	$(40,787)
GAAP operating margin	(16.5)%	(33.8)%	(25.0)%	(36.8)%
Non-GAAP adjustments	25.3%	32.9%	32.2%	31.2%
Non-GAAP operating margin	8.8%	(0.9)%	7.2%	(5.6)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Reconciliation of net income (loss)
GAAP net loss	$(32,213)	$(62,299)	$(189,024)	$(255,536)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	50,807	50,602	219,703	214,689
Plus: impairment of long-lived assets	—	6,785	30,716	6,785
Adjustment for: restructuring costs	1,350	4,474	3,567	4,474
Non-GAAP net income (loss)	$19,944	$(438)	$64,962	$(29,588)
Reconciliation of net income (loss) per share
GAAP net loss per share, basic	$(0.14)	$(0.27)	$(0.80)	$(1.11)
Non-GAAP adjustments to net loss	0.22	0.27	1.07	0.98
Non-GAAP net income (loss) per share, basic	$0.08	$—	$0.27	$(0.13)
Weighted-average shares used in GAAP per share calculation, basic and diluted and non-GAAP per share calculation, basic	238,355	231,380	236,823	229,472

GAAP net loss per share, diluted	$(0.14)	$(0.27)	$(0.80)	$(1.11)
Non-GAAP adjustments to net loss	0.22	0.27	1.07	0.98
Non-GAAP net income (loss) per share, diluted	$0.08	$—	$0.27	$(0.13)
Weighted-average shares used in non-GAAP per share calculation, diluted	242,613	231,380	242,575	229,472

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Computation of free cash flow and adjusted free cash flow
Net cash provided by (used in) investing activities	$42,632	$(26,340)	$37,166	$(6,129)
Net cash (used in) provided by financing activities	$(55,837)	$107	$(117,923)	$(58,093)
Net cash provided by operating activities	$27,590	$15,855	$90,361	$14,925
Less: purchases of property and equipment	(1,188)	(1,505)	(3,792)	(5,569)
Less: capitalized internal-use software costs	(2,226)	(2,011)	(9,587)	(6,713)
Free cash flow	$24,176	$12,339	$76,982	$2,643
Plus: restructuring costs paid	1,549	—	7,493	—
Adjusted free cash flow	$25,725	$12,339	$84,475	$2,643

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Computation of revenue adjusted for impact of foreign currency
GAAP revenue	$205,570	$188,334	$790,806	$723,876
Adjustment for: impact of foreign currency	(1,571)	735	(2,822)	624
Revenue adjusted for impact of foreign currency	$203,999	$189,069	$787,984	$724,500